Exhibit 10.17

AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT

This Amended and Restated Consulting Services Agreement (this “Agreement”), dated as of October 3, 2024, is being entered into by and between Dynasty Acquisition Co., Inc., a Delaware corporation (the “Company”), and Beamer Investment Inc., a Delaware corporation (the “Consultant”).

RECITALS

WHEREAS, the Company and the Consultant entered into that certain Consulting Services Agreement dated as of April 4, 2019 (the “Prior Agreement”);

WHEREAS, in connection with the transactions (the “Transactions”) contemplated by that certain Stock Purchase Agreement, dated December 18, 2018, by and among, VCSA Holdings LLC, a Delaware limited liability company, the Specified Management Sellers (as defined therein), StandardAero Holding Corp., a Delaware corporation, and Dynasty Acquisition Co., Inc., a Delaware corporation, the Consultant provided to the Company strategic advisory and consulting services described in Schedule 1 of the Prior Agreement (the “Initial Advisory Services”);

WHEREAS, pursuant to the terms of the Prior Agreement and in consideration of the Initial Advisory Services, the Company paid to the Consultant, an amount equal to $5,524,861.88;

WHEREAS, following the completion of the Transactions, the Consultant has been providing the Company and/or its designated subsidiaries the Consulting Services (as defined below), pursuant to the terms of the Prior Agreement;

WHEREAS, the Consultant, by and through its officers, employees, agents, representatives and Affiliates (as defined below), provides consulting services on, and has expertise in, among other things, formation, management and structuring of businesses and organizations, business strategy, analysis of industries and markets, acquisition and disposition strategy, business due diligence, business integration and other matters relating to the structural, strategic and financial (as opposed to operational) management of businesses;

WHEREAS, the Company desires to avail itself of the expertise of the Consultant in the aforesaid areas, in which it acknowledges the expertise of the Consultant; and

WHEREAS, the Company and the Consultant desire to amend and restate the Prior Agreement in its entirety as set forth herein.

Amended and Restated Consulting Services Agreement

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

Section 1. Appointments.

(a)
The Company hereby appoints the Consultant to render the advisory and consulting services described in Section 2 hereof on the terms and conditions set forth in this Agreement.

Section 2. Services.

(a)
The Company hereby engages the Consultant to provide to the Company and/or its designated subsidiaries (collectively, the “StandardAero Group”), by and through such of the Consultant’s officers, employees, agents, representatives and Affiliates as the Consultant, in its sole discretion, shall designate (the “Consultant Designees”), from time to time as requested by the Company and mutually agreed by the Company and the Consultant, advisory, consulting and other services in relation to, among other things, development and execution of business strategy, analysis of industries and markets, acquisition and disposition strategy, business due diligence, business integration and other matters relating to the strategic and financial (as opposed to operational) management of the businesses of the StandardAero Group (the “Consulting Services”). The Consulting Services do not include any services related to the day‑to‑day operation, management or supervision of the business or facilities of the StandardAero Group, including, without limitation, facility or business budget analysis, health or safety matters, regulatory compliance or policy and procedure development (the “Excluded Services”), it being understood that the Consultant will not provide and shall not be deemed to have any knowledge of activities constituting the Excluded Services. Further, in providing the Consulting Services or otherwise, the Consultant shall not be deemed to be acting in concert with the StandardAero Group, including, without limitation, for purposes of the StandardAero Group’s compliance with any and all consent decrees to which the members of the StandardAero Group are a party or may be party in the future. As used herein, the term “Affiliate” of any specified person or entity means any person or entity controlling, controlled by or under common control with such specified person or entity. Nothing herein shall require the Consultant to engage in any activities as a broker‑dealer or investment adviser under the laws of any jurisdiction in which it performs services.
(b)
It is acknowledged and agreed that, from time to time, the Consultant may be requested to perform services in addition to the Consulting Services for which the Consultant will be entitled to additional compensation as set forth in Section 3(b) below.

Section 3. Fees.

(a)
In consideration of the performance of the Consulting Services contemplated by Section 2(a) hereof, the Company shall (or the Company shall procure that a member of the StandardAero Group that it designates to receive the Consulting Services shall) pay to the Consultant or its designee a non‑refundable and irrevocable annual fee of $552,486.19 in cash (the “Annual Consulting Fee” and, together with any fees payable pursuant to Section 3(b) hereof, the “Consulting Fees”) during the term hereof. The Annual Consulting Fee shall be payable quarterly in advance and shall be paid in quarterly installments or paid on such time and to such entities as may be determined in writing between the Consultant and the Company. The parties hereto agree that the Company has the right to apportion and to recharge the Consulting Fees to members of the StandardAero Group, including pursuant to a recharge agreement to be entered into after the date hereof.
(b)
In consideration of any services, other than the Consulting Services, that may be provided by the Consultant to the StandardAero Group from time to time during the term of this Agreement, the Consultant shall be entitled to receive such additional compensation as agreed upon by the Company and the Consultant.
(c)
Any and all payments required to be made to the Consultant or its designee hereunder shall be made free and clear of, and without deduction for, any federal, state, local, foreign or other taxes, duties and

Amended and Restated Consulting Services Agreement

assessments except for such taxes, duties and assessments that are required by law to be withheld. Prior to or simultaneous with the execution of this Agreement, the Consultant shall deliver to the Company a properly completed and duly executed Internal Revenue Service Form W‑9 establishing that the Consultant is a United States person, not subject to U.S. backup withholding tax with respect to payments made to the Consultant under this Agreement.

Section 4. Out‑of‑Pocket Expenses.

In addition to the compensation payable to the Consultant pursuant to Section 3 hereof, the Company or a member of the StandardAero Group, as applicable, shall, promptly at the request of the Consultant, reimburse the Consultant for, or at the Consultant’s request, pay directly on the Consultant’s behalf, the Out‑of‑Pocket Expenses. For the purposes of this Agreement, the term “Out‑of‑Pocket Expenses” means all reasonable out‑of‑pocket expenses incurred or accrued by or on behalf of the Consultant or its Affiliates in connection with the performance of the Consulting Services, including, without limitation, (i) fees, expenses and disbursements of any counsel, consultants, investment bankers, accountants, financial advisors and other independent professionals and organizations, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, regulatory filings or similar services and (iii) any travel, entertainment and other third‑party expenses not associated with the Consultant’s ordinary operations. For the avoidance of doubt, Out‑of‑Pocket Expenses shall not include any fees or expenses incurred in connection with any other transaction or services involving any portfolio company of the Consultant other than the entities within the StandardAero Group. All reimbursements for Out‑of‑Pocket Expenses shall be made promptly upon presentation by the Consultant to the Company or the relevant member of the StandardAero Group, as applicable, of the invoices in connection therewith. The Consultant shall pay the relevant portions of such Out‑of‑Pocket Expenses to various external service providers on behalf of the Consultant and its Affiliates.

Section 5. Termination.

(a)
This Agreement will continue in full force and effect until the earlier of (i) the second anniversary of an initial public offering (the “Initial Public Offering”) of equity securities of the Company, any other entity that, directly or indirectly, owns 100% of the equity securities of the Company, or any of their respective successors and (ii) the date the Consultant and its Affiliates collectively and beneficially own, directly or indirectly, less than fifty percent (50%) of the voting securities of the Company, its successor, any parent entity of the Company or such successor that the Consultant and its Affiliates owned on the date of the closing of the Initial Public Offering, prior to giving effect to the sale of shares by the Consultant or an Affiliate of the Consultant in the Initial Public Offering; provided that this Agreement may be terminated at any time by written notice to the Company from the Consultant. For the avoidance of doubt, termination of this Agreement will not relieve any party from liability for any breach of this Agreement at or prior to such termination. In the event of a termination of this Agreement, on the date of such termination, the Company will pay to the Consultant (or its designee) all unpaid Consulting Fees due to the Consultant with respect to periods ending on the date of termination and will reimburse the Consultant for all Out-of-Pocket Expenses as of such date of termination.
(b)
Sections 4 to 15 of this Agreement shall survive termination of this Agreement with respect to matters arising before or after such termination.

Section 6. Disclaimer and Limitation of Liability; Opportunities.

(a)
Disclaimer; Standard of Care. Neither the Consultant nor any of its Consultant Designees make any representations or warranties, express or implied, in respect of the services to be provided by it or its Consultant Designees hereunder. In no event will the Consultant, any of its Consultant Designees or any of the Consultant’s or its Consultant Designees’ respective former, current or future partners, members, stockholders, Affiliates, associates, associated investment funds, officers, directors, employees, controlling persons, agents or representatives, or any former, current or future partners, members, stockholders, Affiliates, associates, associated investment funds, officers, directors, employees, controlling persons, agents or representatives of any of the foregoing (together with the Consultant and the Consultant Designees, the “Consultant Related Parties”) be liable to the Company or any members of the StandardAero Group (other than the Consultant Related Parties) for any act, alleged

Amended and Restated Consulting Services Agreement

act, omission or alleged omission hereunder that does not constitute gross negligence or willful misconduct of a Consultant Related Party, as determined by a final, non‑appealable determination of a court of competent jurisdiction.
(b)
Freedom to Pursue Opportunities. In recognition that the Consultant Related Parties currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which one or more Consultant Related Parties may serve as an advisor or director or in some other capacity, and in recognition that the Consultant Related Parties have myriad duties to various investors and partners, and in anticipation that a member of the StandardAero Group, on the one hand, and the Consultant Related Parties, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by a member of the StandardAero Group hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the StandardAero Group as they may involve Consultant Related Parties. Except as the Consultant or any Consultant Designee may otherwise agree in writing after the date hereof:
(i)
Each Consultant Related Party will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with the StandardAero Group), (B) to directly or indirectly do business with any client or customer of the StandardAero Group, (C) to take any other action that such Consultant Related Party believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b) to persons or entities other than the StandardAero Group, and (D) not to communicate or present potential transactions, matters or business opportunities to the StandardAero Group, and to pursue, directly or indirectly, any such opportunity for itself or any persons or entities other than the StandardAero Group, and to direct any such opportunity to another person or entity.
(ii)
No Consultant Related Party will have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the StandardAero Group or to refrain from any actions specified in Section 6(b)(i), and the StandardAero Group hereby renounces and waives any right to require any Consultant Related Party to act in a manner inconsistent with the provisions of this Section 6(b).
(iii)
Except as provided in this Section 6(b), no Consultant Related Party will be liable to the StandardAero Group for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such person’s participation therein.
(c)
Limitation of Liability. In no event will any Consultant Related Party be liable to any member of the StandardAero Group for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, relating to, in connection with or arising out of this Agreement or the performance of the services contemplated hereby, including, without limitation, the services to be provided by the Consultant or any Consultant Designee hereunder. In no event will any Consultant Related Party be liable for damages of any kind for any act or omission that does not constitute gross negligence or willful misconduct of such Consultant Related Party (as determined by a final non‑appealable judgment of a court of competent jurisdiction) or for damages in excess of the fees received by the Consultant corresponding to such Consultant Related Party hereunder for the service to which such act or omission relates.

Amended and Restated Consulting Services Agreement

(d)
Accuracy of Information. The Company should procure that the StandardAero Group shall furnish or cause to be furnished to the Consultant such information as the Consultant believes reasonably appropriate to render the services contemplated by this Agreement (all such information so furnished, the “Information”). The Company recognizes and confirms that the Consultant (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

Section 7. Indemnification.

(a)
The Company, as applicable, will indemnify, defend, exonerate and hold harmless any Consultant Related Parties from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs and expenses (including, without limitation reasonable attorneys’ fees, expenses and disbursements) incurred by such Consultant Related Parties or any of them before, on or after the date of this Agreement, arising out of, incurred in connection with or as a result of, or in any way relating to, (i) this Agreement or the conduct of the respective businesses of the Company or any members of the StandardAero Group, (ii) services provided by the Consultant or any Consultant Designee to the Company or any members of the StandardAero Group from time to time pursuant to this Agreement or (iii) the exercise, enforcement or preservation of any rights or remedies under this Agreement (collectively, the “Indemnified Liabilities”); provided that the foregoing indemnification rights will not be available to the extent that a court of competent jurisdiction determines by final non‑appealable judgment or order that such Indemnified Liabilities arose on account of such Consultant Related Party’s gross negligence or willful misconduct; and provided, further, that if and to the extent that the foregoing right to indemnification may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(b)
The Company, as applicable, will reimburse any Consultant Related Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation‑related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Consultant Related Party would be entitled to indemnification under the terms of Section 7(a), or any action or proceeding arising therefrom, whether or not such Consultant Related Party is a party thereto. The Company agree that it will not, without the prior written consent of the Consultant, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Consultant Related Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Consultant Related Party from all liability, without future obligation or prohibition on the part of such Consultant Related Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Consultant Related Party.

Amended and Restated Consulting Services Agreement

(c)
The rights of any Consultant Related Party to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Consultant Related Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Company hereby acknowledges that each Consultant Related Party may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more persons or entities with whom or which such Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitors of first resort with respect to any Indemnified Liability, (ii) the Company shall be primarily liable for all Indemnified Liabilities and any indemnification afforded to any Consultant Related Party in respect of any Indemnified Liabilities, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other person or entity with whom or which any Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party) to indemnify such Consultant Related Party and/or advance expenses to such Consultant Related Party in respect of any proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify each Consultant Related Party and advance expenses to each Consultant Related Party hereunder to the fullest extent provided herein without regard to any rights such Consultant Related Party may have against any other person or entity with whom or which such Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party) or insurer of any such person or entity and (v) the Company (on behalf of themselves and their respective insurers) irrevocably waives, relinquishes and releases any other person or entity with whom or which any Consultant Related Party may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event any other person or entity with whom or which any Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnified Liability owed by the Company or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company or their respective insurer or insurers, as applicable, for all amounts so paid which would otherwise be payable by the Company or their respective insurer or insurers under this Agreement. In no event will payment of an Indemnified Liability under this Agreement by any other person or entity with whom or which any Consultant Related Party may be associated (including, without limitation, other Consultant Related Parties) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnified Liability to any other person or entity with whom or which such Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party).

Amended and Restated Consulting Services Agreement

Section 8. Amendments and Waivers.

The Prior Agreement is hereby amended and restated by this Agreement, provided that for the avoidance of doubt, references to this Agreement include (with respect to periods prior to the date hereof) the Prior Agreement. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

Section 9. Assignment; Successors.

This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, that Consultant may assign or transfer all or a portion of its rights, duties, obligations or interests hereunder to an Affiliate at the sole discretion of Consultant. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that each of the Consultant Related Parties shall be third‑party beneficiaries with respect to Sections 6 and 7 hereof, in each case entitled to enforce such provisions as though each such Consultant Related Party were a party to this Agreement.

Amended and Restated Consulting Services Agreement

Section 10. Notices.

(a)
Any and all notices in connection with this Agreement shall be delivered by registered or certified mail (postage prepaid), email, overnight courier (using an internationally recognized courier company) or hand delivery to the parties at the following addresses (or such different addresses specified by a party for itself by notice to the other party in accordance with this Section 10):

If to the Consultant:	168 Robinson Rd., #37-01
Singapore 068912
c/o GIC Special Investments
280 Park Avenue, 9th Floor
New York, NY 10017
Attention:	Andrew Skrilow
Email:	andrewskrilow@gic.com.sg

with a copy to:	Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention:	Anthony J. Norris
Email:	anorris@sidley.com

If to the Company:	c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention:	Douglas Brandely
Email:	douglas.brandely@carlyle.com

with a copy to:	Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004‑1304
Attention:	Paul F. Sheridan, Jr.; J. Cory Tull
Email:	paul.sheridan@lw.com;
cory.tull@lw.com

(b)
A notice shall be effective upon receipt and shall be deemed to have been received (i) at the time of delivery, if delivered by hand, registered or certified mail or courier or (ii) at the time of receipt if delivered by email.

Section 11. Entire Agreement.

This Agreement shall constitute the entire agreement between and among the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

Section 12. Governing Law and Jurisdiction.

(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than those of the State of Delaware.
(b)
EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE LOCATED IN WILMINGTON, DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING

Amended and Restated Consulting Services Agreement

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AGREES NOT TO ASSERT ANY DEFENSES BASED ON LACK OF IN PERSONAM JURISDICTION, IMPROPER VENUE, AND/OR INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE LOCATED IN WILMINGTON, DELAWARE AND WAIVES ANY CLAIM THAT SUCH ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE DETERMINED SOLELY BY A FINAL AND UNAPPEALABLE JUDGMENT IN ANY ACTION, SUIT OR PROCEEDING (OR A SETTLEMENT TANTAMOUNT THERETO) AND ANY SUCH FINAL AND UNAPPEALABLE JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY.
(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c).

Section 13. Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 15. Independent Contractor. In providing services to the StandardAero Group, the Consultant will act as an independent contractor, and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party hereto has the right or ability to contract for or on behalf of the other party, respectively, or to effect any transaction for the account of the other party, respectively.

[Signature Page Follows]

Amended and Restated Consulting Services Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first referenced above as set forth below.

SIGNED by BEAMER INVESTMENT INC.

By:	/s/ Andrew Skrilow
Name:	Andrew Skrilow
Title:	Authorized Signatory

SIGNED by DYNASTY ACQUISITION CO., INC.

By:	/s/ Russell W. Ford
Name:	Russell W. Ford
Title:	Chief Executive Officer